EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (the "Agreement"), dated as of February 1, 2002, by and between Candie's, Inc., a Delaware corporation (the "Company"), and Neil Cole (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Executive possesses unique personal knowledge, experience and expertise concerning the business and operations conducted by the Company; and

                  WHEREAS, the Company desires to continue to employ the Executive beyond the term of the current employment agreement between the Executive and the Company, and the Executive desires to continue to be employed by the Company, upon the terms and subject to the conditions set forth this Agreement.

                  NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       EMPLOYMENT AND DUTIES

1.1. Term of Employment. The Executive's employment under this Agreement shall commence on February 1, 2002 (the "Start Date") and shall continue until the third anniversary of the Start Date, unless earlier terminated or canceled as provided in this Agreement (the "Term").

1.2.     General.
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1.2.1. During the Term, the Executive shall have the title of the President and
Chief Executive Officer of the Company and shall have such duties as may be from time to time delegated to him by the Board of Directors of the Company
(the "Board"). The Executive shall faithfully and diligently discharge his duties hereunder and use his best efforts to implement the policies established by the Board. No other officer will be appointed with authority over the executive or business affairs of the Company and the Executive's responsibilities shall include, among other things, the power to enter into banking relationships; to hire and fire employees; to order merchandise; to engage in advertising and promotion; and to employ outside consultants and professionals.

1.2.2. The Executive shall devote all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company; provided, however, that nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time required for:

(i) serving as a director or member of a committee of any organization or corporation involving no conflict of interest with the interests of the Company and with the written consent of the Company, which consent shall not be unreasonably withheld;

(ii) delivering lectures, fulfilling speaking engagements, and any writing of publication relating to his area of expertise;

(iii)    engaging in professional organization and program activities; and

(iv)     managing his personal investments;

provided that such activities do not materially interfere with the due performance of his duties and responsibilities under this Agreement as determined by the Board.

1.2.3. During the Term, the Board shall vote to recommend the election of the Executive by the Company's stockholders as a director, and the Executive shall act as Chairman of the Board at all meetings thereof.

1.3. Reimbursement of Expenses. The Company shall pay to the Executive the reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with the use of an automobile, business related travel or entertainment, or, if such expenses are paid directly by the Executive, the Company shall promptly reimburse him for such payments, provided that the Executive properly accounts for such expenses in accordance with the Company's policy.

2.       COMPENSATION

2.1. Base Salary. During the Term, the Executive shall be entitled to receive a base salary ("Base Salary") at a rate of five hundred thousand dollars ($500,000.00) per annum, payable in arrears in equal installments not less frequently than on a bi-monthly basis in accordance with the payroll practices of the Company, with such increases as may be determined by the Board from time to time.

2.2.     Bonus.
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2.2.1. In additional to the Base Salary, the Executive shall receive in each fiscal year of the Company during the Term that the Company meets at least 662/3% of its net income target for such fiscal year as determined by the Board (subject to subsection 2.2.2 below) (the "Target"), as incentive compensation, an amount equal to the product of (x) the Base Salary and (y) a fraction, the numerator of which is the Company's actual net income for such fiscal year (as set forth in the Company's audited financial statements), and the denominator of which is the Target for such fiscal year (the "Bonus"); provided that the Executive is employed by the Company during the entire fiscal year. The Bonus, if applicable, shall be due and payable by the Company to the Executive within thirty (30) days after the filing by the Company of its Annual Report on Form 10-K with the Securities and Exchange Commission with respect to such fiscal year. Anything contained in this Section 2.2 to the contrary notwithstanding, in the event that the Executive's employment hereunder is terminated by the Company without Cause or by the Executive for Good Reason (as such terms are defined in Section 5.1 hereof) prior to the end of a fiscal year and the Executive would have been entitled to a Bonus under this Section 2.2 for such fiscal year but for such termination, the Executive shall be entitled to a pro rata portion of the Bonus that would have been payable but for such termination through the Date of Termination (as defined in Section 5.3 hereof).

2.2.2. The Target for the Company's fiscal year ending January 31, 2003 shall be $9,200,000. The Target for each fiscal year of the Company thereafter shall be determined by the Board and provided in writing to the Executive at least ten days prior to the commencement of each such fiscal year of the Company.

2.3. Stock Options. In addition to the Base Salary and the Bonus, the Executive shall receive, as incentive compensation, options ("Options") to purchase up to an aggregate of 600,000 shares (the "Shares") of common stock of the Company, pursuant to and upon the terms and conditions set forth in the Company's 2000 Stock Option Plan ("Plan"). The Options shall vest and become exercisable at any time during the ten year period commencing upon the date of grant, subject to earlier termination as provided in the Plan and the option agreement between the Company and the Executive, with respect to (i) one third of the number of Shares covered thereby on the first anniversary of the Start Date and (ii) one third of the number of Shares covered thereby on each of the second and third anniversaries of the Start Date, at an exercise price per share equal to the last sales price for the Company's common stock on the date hereof.

2.4. Additional Compensation. In addition to the Base Salary, the Bonus and the Options, the Executive shall be entitled to receive such other cash bonuses and such other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded him by the Board during or in respect of his employment hereunder.

2.5. Payment Upon Sale of the Company. In the event of the sale of all or substantially all of the assets or capital stock of the Company (as the case may be, a "Sale") for an aggregate sale price ("Sale Price") of at least $5 per share (subject to appropriate adjustment by the Board in the event of any stock split, dividend or similar division of shares of the Company's common stock or reverse split or similar combination of such common stock) of the Company's common stock on a fully diluted basis at the time of the closing of the Sale, the Company shall pay to the Executive an amount equal to 5% of the Sale Price (the "Payout"). In the event that the Sale involves a sale of the Company's assets, the Sale Price shall be determined by dividing the aggregate consideration received by the Company in the Sale by the total number of outstanding shares of the Company's common stock, on a fully-diluted basis, at the time of the closing of the Sale.

                  For purposes of the foregoing, the following shall be considered to be part of the Sale Price: contingent future payments (based upon future profits or otherwise) paid to the Company or to all of its stockholders; payments for noncompete covenants paid to the Company or to all of its stockholders; and the value of all assumed liabilities (including, without limitation, indebtedness for borrowed money, pension liabilities and guarantees). In the event that the Sale Price is paid in whole or in part in the form of securities, the value of such securities, for purposes of calculating the Payout, shall be deemed to be the fair market value thereof on the day prior to the consummation of the Sale as determined by the Board; provided, however, that if such securities consist of securities for which there is an existing public trading market (whether or not such securities would be deemed to be "restricted stock" within the meaning of Rule 144(a)(3) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended), the fair market value thereof shall be deemed to be the average of the last sales prices for such securities on the five (5) trading days ending five (5) days prior to the consummation of the Sale.

                  The Payout shall be paid by the Company to the Executive, in full, within fifteen (15) days after the consummation of the Sale, and shall be payable, at the option of the Company, in cash or in kind (in the event that the Sale Price includes consideration other than cash). If the Sale Price is increased by contingent payments, or if a portion of the Sale Price is paid into escrow, the portion of the Payout relating thereto shall be calculated and paid when and as such contingent payments are made, or when such portion of the proceeds is released from escrow, as the case may be. The determination of the amount of the Payout shall be made by the Board or its designee whose decision shall be final.

3. PLACE OF PERFORMANCE. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices in Valhalla, New York, or at the Company's offices in New York, New York, subject to the mutual agreement of the Executive and the Company to relocate him to another office of the Company. Subject to the foregoing, in connection with any relocation or transfer of the Executive outside of the greater New York metropolitan area, the Company will promptly pay (or reimburse the Executive for) all reasonable moving and moving-related expenses (including any losses incurred as a result of the sale of the Executive's personal residence) incurred by the Executive as a consequence of a change of his principal residence in connection with any such relocation or transfer.

4.       EMPLOYEE BENEFITS

4.1. Benefit Plans. The Executive shall, during the Term, be included to the extent eligible thereunder in all employee benefit plans, programs or arrangements of general application (including, without limitation, any plans, programs or arrangements providing for retirement benefits, options and other equity-based incentive compensation, profit sharing, bonuses, disability benefits, health and life insurance, or vacation and paid holidays) which shall be established by the Company or any affiliate of the Company, for, or made available to, their respective senior executives. During the Term, the benefits described in this paragraph 4 may only be reduced as a result of a general reduction for senior executives.

4.2.     Vacation.  The  Executive  shall be  entitled  to not less than four
(4) weeks vacation at full pay for each year during the Term. Such vacation may be taken in the Executive's discretion, and at such time or times as are not inconsistent with the reasonable business needs of the Company.

4.3. Life Insurance Coverage. The Company shall use its best efforts to obtain and maintain in full force and effect during the Term life insurance covering the life of the Executive for the benefit of his designee in the amount of $3,000,000, $4,000,000 and $5,000,000, respectively, for the Company's fiscal years ending on January 31, 2003, 2004 and 2005, respectively.

5.       TERMINATION OF EMPLOYMENT

5.1. General. The Executive's employment under this Agreement may be terminated without any breach of this Agreement only on the following circumstances:

5.1.1. Death. The Executive's employment under this Agreement shall terminate upon his death.

5.1.2. Disability. If, as a result of the Executive's Disability (as defined below), the Executive shall have been absent from his duties under this Agreement for sixty (60) consecutive days, the Company may terminate the Executive's upon thirty (30) days prior written notice; provided that the Executive has not returned to full time performance of his duties during such thirty (30) day period. For purposes hereof, "Disability" shall mean that the Executive is unable to perform his normal and customary duties hereunder as a result of physical or mental illness.

5.1.3. Good Reason. The Executive may terminate his employment for Good Reason at any time. For purposes of this Agreement, "Good Reason" shall mean:

(i) the failure by the Company to comply with its material obligations and agreements contained in this Agreement;

(ii) a material diminution of the responsibilities or title of the Executive with the Company without the express written consent of the Executive;

(iii)a reduction by the Company in the Base Salary as in effect on the date hereof, or as the same may be increased from time to time without the express written consent of the Executive; or

(iv) the re-location of the Executive to an office outside of the greater New York metropolitan area, unless mutually agreed to;

provided, however, that the Executive shall have provided the Company with written notice that such actions are occurring and the Company has been afforded a reasonable opportunity of at least thirty (30) days to cure same.

5.1.4. Cause. The Company may terminate the Executive's employment under this Agreement for Cause. Termination for "Cause" shall mean termination of the
Executive's employment because of the occurrence of any of the following as determined by the Board:

(i) the willful and continued failure by the Executive to substantially perform his obligations under this Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness); provided, however, that the Company shall have provided the Executive with written notice that such actions are occurring and the Executive has been afforded a reasonable opportunity of at least thirty (30) days to cure same, or

(ii) the indictment of the Executive for a felony or other crime involving moral turpitude or dishonesty; or

(iii)the willful engaging in misconduct  (including theft, fraud,  embezzlement, and securities law violations) which is injurious to the Company, monetarily, or otherwise. For purposes of this Section 5.1.4(iii), no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company.

5.2. Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination by reason of the Executive's death) shall be communicated by written Notice of Termination to the other party of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

5.3. Date of Termination. The "Date of Termination" shall mean (a) if the Executive's employment is terminated by his death, the date of his death, (b) if the Executive's employment is terminated pursuant to subsection 5.1.2 above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (c) if the Executive's employment is terminated pursuant to subsections 5.1.3 or 5.1.4 above, the date specified in the Notice of Termination after the expiration of any applicable cure periods, and (d) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party or parties receiving such Notice of Termination notifies the other party or parties that a dispute exists concerning such termination, the Date of Termination shall be the date on which the dispute is finally determined by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

5.4.     Compensation Upon Termination.
         -----------------------------

5.4.1. Termination for Cause. If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his Base Salary through the Date of Termination, at the rate in effect at the time Notice of Termination is given, and all expenses and accrued benefits arising prior to such termination which are payable to the Executive pursuant to this Agreement through the Date of Termination and the Company shall have no further obligation with respect to this Agreement.

5.4.2. Termination without Cause or For Good Reason. Subject to the provisions of subsection 5.4.3 hereof, if, prior to the expiration of the Term, the Executive's employment hereunder is terminated by the Executive for Good Reason or by the Company without Cause (other than a termination by reason of Disability), the Company shall pay to the Executive all expenses and accrued benefits arising prior to such termination which are payable to the Executive pursuant to this Agreement through the Date of Termination and the Company shall continue to pay the Executive his Base Salary as then in effect for the greater of (i) the remainder of the original Term or (ii) a period of one year (1) year from the Date of Termination (such period being referred to hereinafter as the "Severance Period"), payable in monthly installments. In addition, during the Severance Period, the Executive shall be entitled to continue to participate in all employee benefit plans that the Company provides (and continues to provide) generally to its senior executives. The Company shall also pay all indemnity payments and all legal fees and expenses incurred by the Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement.

5.4.3. Death During Severance Period. In the event of the Executive's death during the Severance Period, payments of Base Salary under this Section 5.4 and payments under the Company's employee benefit plan(s) shall continue to be made in accordance with their terms during the remainder of the Severance Period to the beneficiary designated in writing for such purpose by the Executive or, if no such beneficiary is specifically designated, to the Executive's estate.

5.4.4.   Termination Following Change in Control.
         ---------------------------------------

     (i) Anything contained herein to the contrary notwithstanding, in the event the Executive's employment hereunder is terminated within twelve (12) months following a Change in Control (as defined below) by the Company without Cause, or any joint venturer or partner of the Company existing as of the date hereof, or by the Executive with Good Reason, then the Company shall pay to the Executive in complete satisfaction of its obligations under this Agreement, as severance pay and as liquidated damages (because actual damages are difficult to ascertain), in a lump sum, in cash, within fifteen (15) days after the Date of Termination, an amount equal to $100 less than three times the Executive's "annualized includable compensation for the base period" (as defined in Section 280G of the Internal Revenue Code of 1986); provided, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the Executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the Executive under any plan for the benefit of employees, which would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not result in receipt by the Executive of a parachute payment. The determination of the amount of the payment described in this subsection shall be made by the Company's independent auditors at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company's independent auditors using a Black-Scholes valuation methodology.

     For purposes of this Agreement, a "Change in Control" shall be deemed to occur (i) when any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Executive, the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act) of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities; or (ii) when, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such twenty-four (24) month period shall be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such twenty-four (24) month period) or through the operation of this proviso; or (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliated company of the Company through purchase of assets, or by merger, or otherwise.

(ii) If within twelve (12) months after the occurrence of a Change in Control, the Company shall terminate the Executive's employment without Cause or the Executive terminates his employment for Good Reason, then notwithstanding the vesting and exercisability schedule in any stock option agreement between the Company and the Executive, all unvested stock options granted by the Company to the Executive pursuant to such agreement shall immediately vest and become exercisable and shall remain exercisable for not less than 180 days thereafter.

5.4.5. Termination upon Death or Retirement. In the event of the termination of the Executive's employment by reason of death or retirement, the Company shall pay the Executive his Base Salary through the Date of Termination, at the rate then in effect, and all expenses or accrued benefits arising prior to such termination which are payable to the Executive pursuant to this Agreement through the Date of Termination. In addition, the Executive and/or his beneficiaries shall be entitled to such other benefits as shall be determined in accordance with the benefit plans maintained by the Company, including, without limitation, any benefits to which they are entitled under the life insurance policy provided for in Section 4.3 hereof.

5.4.6. Termination upon Disability. In the event of the termination of the Executive's employment by reason of Disability in accordance with the provisions of Section 5.1.2 hereof, the Company shall pay to the Executive a lump sum cash payment in an amount equal to the present value of the Base Salary that would have been payable to the Executive during the remainder of the original Term had the Agreement not been so terminated, together with all expenses and accrued benefits arising prior to such termination which are payable to the Executive pursuant to this Agreement through the Date of Termination. In addition, the Executive and/or his beneficiaries shall be entitled to such other benefits as shall be determined in accordance with the benefit plans maintained by the Company.

5.4.7. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 5.4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5.4 be reduced by any compensation earned by the Executive as the result of employment by another employer or business or by profits earned by the Executive from any other source at any time before and after the Date of Termination.

6.       INSURABILITY; RIGHT TO INSURE

                  During the continuance of the Executive's employment hereunder, the Company shall have the right to maintain key man life insurance in its own name covering the Executive's life in such amount as shall be determined by the Company, for a term ending on the termination or expiration of this Agreement. The Executive shall aid in the procuring of such insurance by submitting to the required medical examinations, if any, and by filling out, executing and delivering such applications and other instrument in writing as may be reasonably required by an insurance company or companies to which application or applications for insurance may be made by or for the Company.

7.       CONFIDENTIALITY; NONCOMPETITION; NONSOLICITATION; NONDISPARAGEMENT

7.1. The Company and the Executive acknowledge that the services to be performed by the Executive under this Agreement are unique and extraordinary and, as a result of such employment, the Executive shall be in possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (oral and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which (i) can be shown by the Executive to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this paragraph 7 or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. The Executive shall not, during the Term and for a period of two (2) years thereafter, except as may be required in the course of the performance of his duties hereunder, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Executive, without the prior written consent of the Company; provided, however, that the Executive understands that Executive shall be prohibited from misappropriating any trade secret at any time during or after the Term.

7.2. Upon the termination of the Executive's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Executive, including all copies thereof, shall be promptly returned to the Company.

7.3. The Executive hereby agrees that he shall not, during the Term, and, in the event that the Executive's employment hereunder is terminated by the Company for Cause or by the Executive without Good Reason, for a period of two years after the date of such termination, directly or indirectly, within any county (or adjacent county) in any State within a fifty (50) mile radius of the location of any of the Company's offices, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the business activities conducted by the Company, its subsidiaries, or affiliates during the Term. Notwithstanding the foregoing, nothing herein shall prevent the Executive from owning stock in a publicly traded corporation whose activities compete with those of the Company's, provided that such stock holdings are not greater than five percent (5%) of such corporation.

7.4. The Executive shall not, during the Term, and, in the event that the Executive's employment hereunder is terminated by the Company for Cause or by the Executive without Good Reason, for a period of two years after the date of such termination, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or persons listed on the personnel lists of the Company.

7.5. For purposes of clarification, but not of limitation, the Executive hereby acknowledges and agrees that the provisions of Sections 7.3 and 7.4 above shall serve as a prohibition against him from, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer of the Company (but only those suppliers existing during the time of the Executive's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

7.6. At no time during or after the Term shall either party hereto, directly or indirectly, disparage the commercial, business, professional or financial, as the case may be, reputation of the other party.

7.7. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this paragraph 7 may result in material and irreparable injury to the Company, or its affiliates or subsidiaries, for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this paragraph 7 or such other relief as may be required specifically to enforce any of the covenants in this paragraph 7. If for any reason it is held that the restrictions under this paragraph 7 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this paragraph as will render such restrictions valid and enforceable.

8.       RIGHTS OF INDEMNIFICATION

8.1. The Company shall indemnify the Executive to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or the acting by the Executive as a director, officer or employee of the Company, or any other person or enterprise at the Company's request.

8.2. The Company shall use its best efforts to obtain and maintain in full force and effect during the Term, directors' and officers' liability insurance policies providing full and adequate protection to the Executive for his capacities, provided that the Board shall have no obligation to purchase such insurance if, in its opinion, coverage is available only on unreasonable terms.

9.       MISCELLANEOUS

9.1. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

                  To the Company:           Candie's, Inc.
                                            400 Columbus Avenue
                                            Valhalla, NY  10595
                           Attn: Deborah Sorell Stehr
                                 Senior Vice President and General Counsel

                                                     with a copy to:

                                             Blank Rome Tenzer Greenblatt LLP
                                             405 Lexington Avenue
                                             New York, NY  10174
                                             Attn:  Robert J. Mittman, Esq.

                  To the Executive:          Neil Cole
                                             525 East 72nd Street
                                             Apt 15E
                                             New York, NY 10021


                  All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission, (iii) if sent by overnight courier, one business day after being sent by overnight courier, or (iv) if sent by registered or certified mail, postage prepaid, return receipt requested, on the fifth day after the day on which such notice is mailed.

9.2. Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.3. Binding Effect; Benefits. Executive may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

9.4. Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive, including, without limitation, that certain Employment Agreement dated February 23, 1993, as amended, between the Company and the Executive. This Agreement may be amended at any time by mutual written agreement of the parties hereto. In the case of any conflict between any express term of this Agreement and any statement contained in any employment manual, memo or rule of general applicability of the Company, this Agreement shall control.

9.5. Withholding. The payment of any amount pursuant to this Agreement shall subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans,if any.

9.6. Governing Law. This Agreement and the performance of the parties hereunder shall be governed by the internal laws (and not the law of conflicts) of the State of New York. Any claim or controversy arising out of or in connection with this Agreement, or the breach thereof, shall be adjudicated exclusively by the Supreme Court, New York County, State of New York, or by a federal court sitting in Manhattan in New York City, State of New York. The parties hereto agree to the personal jurisdiction of such courts and agree to accept process by regular mail in connection with any such dispute.

9.7. Legal Fees and Court Costs. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the provisions of this Agreement, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall be paid by the Executive. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the provisions of this Agreement, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Executive, all expenses (including reasonable attorneys' fees and travel expenses) of the Executive in such action, suit or other proceeding shall be paid by the Company.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the day and year first above written,


                                                     THE COMPANY:

                                                     CANDIE'S, INC.


                                                     By:
                                                         -----------------------


                                                     EXECUTIVE

                                                     Neil Cole